Exhibit 99.1

XCF Global Announces Receipt of Nasdaq Listing Delinquency Letter,

Provides Update of Expected Q2 2025 Form 10-Q Filing

Houston, Texas, August 26, 2025 – XCF Global, Inc. (“XCF”) (Nasdaq: SAFX), a key player in decarbonizing the aviation industry through Sustainable Aviation Fuel (“SAF”), today announced that on August 21, 2025 it received a notification letter (the “Notice”) from Nasdaq indicating that XCF was not in compliance with Nasdaq Listing Rule 5250(c)(1) due to the delay in XCF filing its Quarterly Report on Form 10-Q for the period ended June 30, 2025 (“Q2 Form 10-Q”). The Notice has no immediate effect on the listing of XCF’s Class A Common Stock, which will continue to trade on Nasdaq under the symbol “SAFX.”

Under Nasdaq rules, XCF has 60 calendar days, or until October 20, 2025, to submit a plan to regain compliance. If XCF’s plan is accepted, Nasdaq can grant an exception of up to 180 calendar days from the due date of the Q2 Form 10-Q, or until February 17, 2026, to regain compliance.

XCF is in the process of completing the Q2 Form 10-Q and currently expects to file the Q2 Form 10-Q with the Securities and Exchange Commission no later than September 30, 2025.

About XCF Global, Inc.

XCF Global, Inc. is a pioneering sustainable aviation fuel company dedicated to accelerating the aviation industry’s transition to net-zero emissions. XCF is developing and operating state-of-the-art clean fuel SAF production facilities engineered to the highest levels of compliance, reliability, and quality. The company is actively building partnerships across the energy and transportation sectors to accelerate the adoption of SAF on a global scale. XCF is listed on the Nasdaq Capital Market and trades under the ticker, SAFX. Current outstanding shares: ~153.2 million; <20% free float (as of August 26, 2025).

To learn more, visit www.xcf.global.

Contacts

XCF Global:

C/O Camarco

XCFGlobal@camarco.co.uk

Media:

Camarco

Andrew Archer | Rosie Driscoll | Violet Wilson

XCFGlobal@camarco.co.uk

Forward Looking Statements

This Press Release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. These forward-looking statements, including, without limitation, statements regarding XCF Global’s expectations with respect to future performance and anticipated financial impacts of the recently completed business combination with Focus Impact BH3 Acquisition Company (the “Business Combination”), estimates and forecasts of other financial and performance metrics, and projections of market opportunity and market share, are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by XCF Global and its management, are inherently uncertain and subject to material change. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in domestic and foreign business, market, financial, political, and legal conditions; (2) unexpected increases in XCF Global’s expenses resulting from potential inflationary pressures and rising interest rates, including manufacturing and operating expenses and interest expenses; (3) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any agreements with regard to XCF Global’s offtake arrangements; (4) the outcome of any legal proceedings that may be instituted against the parties to the Business Combination or others; (5) XCF Global’s ability to regain compliance with Nasdaq’s continued listing standards and thereafter continue to meet Nasdaq’s continued listing standards; (6) XCF Global’s ability to integrate the operations of New Rise and implement its business plan on its anticipated timeline; (7) XCF Global’s ability to raise financing in the future and the terms of any such financing; (8) the New Rise Reno production facility’s ability to produce the anticipated quantities of SAF without interruption or material changes to the SAF production process; (9) XCF Global’s ability to resolve current disputes between its New Rise subsidiary and its landlord with respect to the ground lease for the New Rise Reno facility; (10) XCF Global’s ability to resolve current disputes between its New Rise subsidiary and its primary lender with respect to loans outstanding that were used in the development of the New Rise Reno facility; (11) costs related to the Business Combination and the New Rise acquisitions; (12) the risk of disruption to the current plans and operations of XCF Global as a result of the consummation of the Business Combination; (13) XCF Global’s ability to recognize the anticipated benefits of the Business Combination and the New Rise acquisitions, which may be affected by, among other things, competition, the ability of XCF Global to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (14) changes in applicable laws or regulations; (15) risks related to extensive regulation, compliance obligations and rigorous enforcement by federal, state, and non-U.S. governmental authorities; (16) the possibility that XCF Global may be adversely affected by other economic, business, and/or competitive factors; (17) the availability of tax credits and other federal, state or local government support; (18) risks relating to XCF Global’s and New Rise’s key intellectual property rights; (19) the risk that XCF Global’s reporting and compliance obligations as a publicly-traded company divert management resources from business operations; (20) the effects of increased costs associated with operating as a public company; and (21) various factors beyond management’s control, including general economic conditions and other risks, uncertainties and factors set forth in XCF Global’s filings with the Securities and Exchange Commission (“SEC”), including the final proxy statement/prospectus relating to the Business Combination filed with the SEC on February 6, 2025, this Press Release and other filings XCF Global makes with the SEC in the future. If any of the risks actually occur, either alone or in combination with other events or circumstances, or XCF Global’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that XCF Global does not presently know or that it currently believes are not material that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect XCF Global’s expectations, plans or forecasts of future events and views as of the date of this Press Release. These forward-looking statements should not be relied upon as representing XCF Global’s assessments as of any date subsequent to the date of this Press Release. Accordingly, undue reliance should not be placed upon the forward-looking statements. While XCF Global may elect to update these forward-looking statements at some point in the future, XCF Global specifically disclaims any obligation to do so.